Exhibit 99.B(e)(2)

SCHEDULE I

TO THE DISTRIBUTION AGREEMENT

between

VICTORY PORTFOLIOS

and

VICTORY CAPITAL ADVISERS, INC.

	Fund Name		Fund Name

1	Victory Diversified Stock Fund	26	Victory RS Global Fund
2	Victory Expedition Emerging Markets Small Cap Fund	27	Victory RS Growth Fund
3	Victory Floating Rate Fund	28	Victory RS International Fund
4	Victory Global Natural Resources Fund	29	Victory RS Investors Fund
5	Victory High Income Municipal Bond Fund	30	Victory RS Large Cap Alpha Fund
6	Victory High Yield Fund	31	Victory RS Mid Cap Growth Fund
7	Victory INCORE Fund for Income	32	Victory RS Partners Fund
8	Victory INCORE Investment Grade Convertible Fund	33	Victory RS Science and Technology Fund
9	Victory INCORE Investment Quality Bond Fund	34	Victory RS Select Growth Fund
10	Victory INCORE Low Duration Bond Fund	35	Victory RS Small Cap Equity Fund
11	Victory INCORE Total Return Bond Fund	36	Victory RS Small Cap Growth Fund
12	Victory Integrity Discovery Fund	37	Victory RS Value Fund
13	Victory Integrity Mid-Cap Value Fund	38	Victory S&P 500 Index Fund
14	Victory Integrity Small/Mid-Cap Value Fund	39	Victory Special Value Fund
15	Victory Integrity Small-Cap Equity Fund	40	Victory Strategic Allocation Fund
16	Victory Munder Mid-Cap Core Growth Fund	41	Victory Strategic Income Fund
17	Victory Munder Multi-Cap Fund	42	Victory Sycamore Established Value Fund
18	Victory Munder Small Cap Growth Fund	43	Victory Sycamore Small Company Opportunity Fund
19	Victory National Municipal Bond Fund	44	Victory Tax-Exempt Fund
20	Victory NewBridge Global Equity Fund	45	Victory Trivalent Emerging Markets Small-Cap Fund
21	Victory NewBridge Large Cap Growth Fund	46	Victory Trivalent International Fund—Core Equity
22	Victory Ohio Municipal Bond Fund	47	Victory Trivalent International Small-Cap Fund
23	Victory RS China Fund
24	Victory RS Emerging Markets Fund
25	Victory RS Emerging Markets Small Cap Fund

THE VICTORY PORTFOLIOS

By:	/S/ Christopher K. Dyer
	Name:	Christopher K. Dyer
	Title:	President

VICTORY CAPITAL ADVISERS, INC.

By:	/S/ Peter Scharich
	Name:	Peter Scharich
	Title:	President

As of December 7, 2016